FIRST AMENDMENT TO

DISTRIBUTON AGREEMENT

This First Amendment (the “Amendment”) to the Distribution Agreement dated as of May 31, 2017 (the “Agreement”), by and between Advisers Investment Trust, a Delaware statutory trust on behalf of the Funds advised by Vontobel Asset Management, Inc. as listed on Exhibit A of the Agreement (the “Trust”) and BHIL Distributors, LLC, a Delaware limited liability company (“Foreside”) is entered into as of March 7th, 2018 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend the Agreement to reflect the addition of one Fund; and

WHEREAS, Section 15 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Foreside and the Trust hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Agreement.

2. Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of the Vontobel US Equity Institutional Fund.

5. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

6. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISERS INVESTMENT TRUST On behalf of the Funds advised by Vontobel Asset Management, Inc.		BHIL DISTRIBUTORS, LLC

By:	/s/ Barbara J. Nelligan	By:	/s/ Mark Fairbanks
	Name: Barbara J. Nelligan		Mark Fairbanks
	Title: President		Vice President

EXHIBIT A

Fund Names:

Funds advised by Vontobel Asset Management, Inc.:

Vontobel Global Emerging Markets Equity Institutional Fund

Vontobel International Equity Institutional Fund

Vontobel Global Equity Institutional Fund

Vontobel U.S. Equity Institutional Fund